                                                                   Exhibit 10.19
                            STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement ("Agreement") is made as of March 31/st/, 1997, by MASTER GRAPHICS, INC., a Tennessee corporation ("Buyer"), and MICHAEL G. HARPER, an individual resident of Henderson, North Carolina, LYNN H. HARPER, an individual resident of Henderson, North Carolina, MICHAEL G. HARPER, CUSTODIAN FOR EMILY HINES HARPER, MINOR, an individual resident of Henderson, North Carolina, and LYNN H. HARPER, CUSTODIAN FOR DAVIS HILLMAN HARPER, MINOR, an individual resident of Henderson, North Carolina (collectively the "Sellers").

                                    RECITALS

Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of Harperprints, a North Carolina corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.

                                   AGREEMENT

The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

"ACCOUNTANTS"--KPMG Peat Marwick LLP, the Buyer's independent certified public
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accountants.

"ADJUSTMENT AMOUNT"--as defined in Section 2.5.
-------------------

"APPLICABLE CONTRACT"--any Contract (a) under which the Company has or may
---------------------
acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

"BALANCE SHEET"--as defined in Section 3.4.
---------------

"BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or
--------
other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"BUYER"--as defined in the first paragraph of this Agreement.
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"CASH AMOUNT"--as defined in Section 2.2.
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

"CLOSING"--as defined in Section 2.3.
---------

"CLOSING DATE"--the date and time as of which the Closing actually takes place.
--------------

"COMPANY"--as defined in the Recitals of this Agreement.
---------

"COMPANY ACCOUNTANTS"--as defined in Section 2.6.
---------------------

"CONSENT"--any approval, consent, ratification, waiver, or other authorization
---------
(including any Governmental Authorization).

"CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this
---------------------------
Agreement, including:

     (a) the sale of the Shares by Sellers to Buyer;

     (b) the execution, delivery, and performance of the Promissory Note, the Employment Agreement, the Noncompetition Agreement and the Sellers' Release;

     (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

     (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Acquired Companies.

"CONTRACT"--any agreement, contract, obligation, promise, or undertaking
----------
(whether written or oral and whether express or implied) that is legally binding.

"DAMAGES"--as defined in Section 10.2.
---------

"EARNOUT AMOUNT"--as defined in Section 2.2.
----------------

"EARNOUT GUARANTIES"--as defined in Section 2.4(b)(iii).
--------------------

"EARNOUT NOTES"--as defined in Section 2.4.
---------------

"EBITDA"--pre-tax income plus interest expense deducted in computing pre-tax
--------
income, minus interest income included in pre-tax income, plus or minus any extraordinary items of expense or income, respectively, deducted or included in computing pre-tax income, plus or minus any losses or gains from the sale of capital assets, respectively, deducted or included in computing pre-tax income, plus depreciation and amortization deducted in computing pre-tax income, all as determined in accordance with GAAP utilizing fully-absorbed costing for work-in-process and finished goods inventory. No allocation of home office overhead shall be taken into account in computing pre-tax

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

income. Any dispute concerning the calculation of EBITDA shall be resolved in accordance with the procedures contained in the Earnout Note.

"EMPLOYMENT AGREEMENTS"--as defined in Section 2.4(a)(iii).
-----------------------

"ENCUMBRANCE"--any charge, claim, community property interest, condition,
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equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"ENVIRONMENT"--soil, land surface or subsurface strata, surface waters
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(including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense,
-----------------------------------------------
liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

     (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

     (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

     (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA").

"ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to:
-------------------

     (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other

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     prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e) protecting resources, species, or ecological amenities;

     (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

     (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA"--the Employee Retirement Income Security Act of 1974 or any successor
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law, and regulations and rules issued pursuant to that Act or any successor law.

"FIXED NOTE AMOUNT"-as defined in Section 2.2.
-------------------

"FIXED NOTES"-as defined in Section 2.4.
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"FACILITIES"--any real property, leaseholds, or other interests currently or
------------
formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

"FIXED NOTE GUARANTIES"--as defined in Section 2.4(b)(ii).
-----------------------

"GAAP"--generally accepted accounting principles, applied on a basis consistent
------
with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

"GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or
----------------------------
other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

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

"GOVERNMENTAL BODY"--any:
-------------------

     (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

     (b) federal, state, local, municipal, foreign, or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d) multi-national organization or body; or

     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing,
--------------------
management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

"HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined,
---------------------
designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"INDEBTEDNESS"--as defined in Section 2.2(a)(ii).
--------------

"INTELLECTUAL PROPERTY ASSETS"--as defined in Section 3.22.
------------------------------

"INTERIM BALANCE SHEET"--as defined in Section 3.4.
-----------------------

"IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations
-----
issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS"--the United States Internal Revenue Service or any successor agency, and,
-----
to the extent relevant, the United States Department of the Treasury.

"KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular
-----------
fact or other matter if such individual is actually aware of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other

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

matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign,
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international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"NONCOMPETITION AGREEMENTS"--as defined in Section 2.4(a)(iv).
---------------------------

"OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide
------------------------------------
safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or
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verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to
-----------------------------
have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

     (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and
--------------------------
the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

"PERSON"--any individual, corporation (including any non-profit corporation),
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general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"PLAN"--as defined in Section 3.13.
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                                       6

"PREMIER"--Premier Graphics, Inc., a Tennessee corporation which is wholly owned
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by Buyer.

"PROCEEDING"--any action, arbitration, audit, hearing, investigation,
------------
litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"PROMISSORY NOTES"--the Earnout Notes and the Fixed Notes.
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"RELATED PERSON"--with respect to a particular individual:
----------------

     (a) each other member of such individual's Family;

     (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

     (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

     (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

     (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

     (b) any Person that holds a Material Interest in such specified Person;

     (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

     (d) any Person in which such specified Person holds a Material Interest;

     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

     (f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse [and former spouses], (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 20% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 20% of the outstanding equity securities or equity interests in a Person.

"RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping,
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leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"REPRESENTATIVE"--with respect to a particular Person, any director, officer,
----------------
employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"REPURCHASE CLOSING DATE"--as defined in Section 11.2.
-------------------------

"REPURCHASE PRICE"--as defined in Section 11.2.
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"SECURITIES ACT"--the Securities Act of 1933 or any successor law, and
----------------
regulations and rules issued pursuant to that Act or any successor law.

"SELLERS"--as defined in the first paragraph of this Agreement.
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"SELLERS' RELEASES"--as defined in Section 2.4.
-------------------

"SHARES"--as defined in the Recitals of this Agreement.
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"STOCK PURCHASE WARRANTS"--as defined in Section 2.4(b)(iii).
-------------------------

"SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other
------------
Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

"TAX RETURN"--any return (including any information return), report, statement,
------------
schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"THREAT OF RELEASE"--a substantial likelihood of a Release that may require
-------------------
action in order to prevent or mitigate damage to the Environment that may result from such Release.

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

"THREATENED"--a claim, Proceeding, dispute, action, or other matter will be
------------
deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2. SALE AND TRANSFER OF SHARES; CLOSING

2.1 SHARES

Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

2.2 PURCHASE PRICE

     (a) The purchase price (the "Purchase Price") for the Shares will be equal to:

          (i) the sum of:

               (A) $7,500,000; plus

               (B) the lesser of (I) an amount equal to 4.4829 times the amount by which EBITDA of the Company for the 12 month period commencing April 1, 1998 and ending March 31,1999 exceeds $1,500,000, or
               (II) $6,724,352 (the "Earnout Amount"); minus

          (ii) the amount of the interest bearing debt of the Company on the Closing Date, exclusive of the Phoenixcor debt, all as more particularly described on Schedule 2.2(a)(ii) (the "Indebtedness"); plus or minus

          (iii) the Adjustment Amount.

     (b) Of the Purchase Price:

          (i) an amount equal to the Purchase Price less (A) the Fixed Note Amount, and (B) the amount of the Indebtedness, will be paid in cash (the "Cash Amount") at Closing;

          (ii) $1,125,000 (the "Fixed Note Amount") will be paid pursuant to the Fixed Notes (as defined in Clause 2.4(b)(ii);

          (iii) the Earnout Amount will be paid pursuant to the Earnout Notes (as defined in Clause 2.4(b)(iii)); and

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

     (c) the Purchase Price will be allocated among the Sellers in the manner reflected on Exhibit 2.2(c).

2.3 CLOSING

The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Black Bobango & Morgan, Attorneys, at 530 Oak Court Drive, Suite 345, Memphis, Tennessee, at 10:00 a.m. (local time) on or before March 31, 1998, or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4 CLOSING OBLIGATIONS

At the Closing:

     (a) Sellers will deliver to Buyer:

          (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

          (ii) a release in the form of Exhibit 2.4(a)(ii) executed by each Seller (the "Sellers' Releases");

          (iii) employment agreements in the form of Exhibit 2.4(a)(iii), executed by Michael G. Harper and Lynn H. Harper (the "Employment Agreements");

          (iv) noncompetition agreements in the form of Exhibit 2.4(a)(iv), executed by Michael G. Harper and Lynn H. Harper (the "Noncompetition Agreements"); and

          (v) a certificate executed by Sellers representing and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date; and

     (b) Buyer will deliver to Sellers:

          (i) the Cash Amount, by wire transfer to accounts specified by Sellers;

          (ii) promissory notes ("Fixed Notes") in the form of Exhibit 2.4(b)(ii)(A) aggregating to the Fixed Notes Amount which will be personally guaranteed by John P. Miller pursuant to guaranty agreements in the form of Exhibit 2.4(b)(ii)(B) (the "Guaranties");

          (iii) promissory notes ("Earnout Notes") in the form of Exhibit 2.4(b)(iii)(A) aggregating to the Earnout Amount which will be guaranteed by Premier pursuant to guaranty agreements in the form of
          Exhibit 2.4(b)(iii)(B) (the "Earnout Guaranties");

          (iv) stock purchase warrants in the form of Exhibit 2.4 (b)(iv) executed by Buyer and John P. Miller (the "Stock Purchase Warrants");

          (v) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date;

          (vi) the Employment Agreements, executed by Buyer;

          (vii) a stock pledge agreement, executed by the Buyer, pursuant to which the Buyer shall grant to the Sellers a security interest in the Shares and pledge the Shares to the Sellers, as required under Section
                                                                         -------
          11, which stock purchase agreement shall be in form and substance
          --
          reasonably satisfactory to Sellers; and

          (viii) an agreement executed by the Buyer, the Sellers and General Electric Capital Corporation, regarding the Sellers' right to exercise its option to repurchase the Shares under Section 11 and the other
                                                    ----------
          maters set forth in Section 11, which agreement shall be in form and
                              ----------
          substance reasonably acceptable to the Sellers.

2.5 ADJUSTMENT AMOUNT

In the event the stockholders' equity of the Company as of the Closing Date determined in accordance with GAAP is either less than $2,316,815 or more than $2,831,663, the Adjustment Amount will be equal to the amount by which the stockholders' equity of the Company as of the Closing Date determined in accordance with GAAP is either less than $2,316,815 or more than $2,831,663, as the case may be. In the event the stockholders' equity of the Company as of the Closing Date determined in accordance with GAAP is equal to or greater than $2,316,815, but not greater than $2,831,663, there will be no Adjustment Amount.

2.6 ADJUSTMENT PROCEDURE

     (a) Buyer and Sellers will jointly prepare financial statements ("Closing Financial Statements") of the Company as of the Closing Date and for the period from the date of the Balance Sheet through the Closing Date, including a computation of stockholders' equity as of the Closing Date. Buyer and Sellers agree to complete the Closing Financial Statements within sixty days after the Closing Date. If within thirty days following completion of the Closing Financial Statements, neither Buyer nor Sellers have objected to the Closing Financial Statements (such objection must contain a statement of the basis of the objection), then the stockholders' equity reflected in the Closing Financial Statements will be used in computing the Adjustment Amount. If Buyer or Sellers give notice of objection, or if Buyer and Sellers are unable to agree on how the Closing Financial Statements should be prepared, then the issues in dispute will be submitted to the Accountants and the independent certified public accountants utilized by the Company prior to the Closing (the "Company Accountants") for resolution. If issues in dispute are submitted to the Accountants and the Company Accountants for resolution,
     (i) each party will furnish to the respective accounting firms such workpapers and other documents and information relating to the disputed issues as the respective accounting firms may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the respective accounting firms any material relating to the determination and to discuss the determination with the respective accounting firms; (ii) the determination by the two accounting firms, as set forth in a notice delivered to both parties by the two accounting firms, will be binding and conclusive on the parties; and (iii) Buyer and Sellers will each bear 50% of the fees of the two accounting firms for such determination. In the event the two accounting firms are unable to agree on how the Closing Financial Statements should be prepared then the issues and dispute will be submitted to a third accounting firm chosen by the Accountants and the Company Accountants for resolution. The determination by the third accounting firm will be binding and conclusive on the parties. Buyer and Sellers will each bear 50% of the fees of the third accounting firm for such determination.

     (b) On the tenth business day following the final determination that there is an Adjustment Amount and the amount of the Adjustment Amount, if the Adjustment Amount results in a reduction to the Purchase Price, Sellers will pay the amount of the Adjustment Amount to Buyer. If the Adjustment Amount results in an increase in the Purchase Price, Buyer will pay the amount of the Adjustment Amount to Sellers, payments of the Adjustment Amount must be made by wire transfer to such bank accounts as Buyer or Sellers, as the case may be, will specify.

3. REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers represent and warrant to Buyer as follows:

3.1 ORGANIZATION AND GOOD STANDING

     (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     (b) Sellers have delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

3.2 AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the Employment Agreements, the Sellers' Releases, and the Noncompetition Agreements (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform his obligations under this Agreement and the Sellers' Closing Documents.

     (b) Except as set forth in Schedule 3.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

          (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Sellers, or any of the assets owned or used by the Company, may be subject;

          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

          (iv) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

          (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

          (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

To Sellers' Knowledge and except as set forth in Schedule 3.2, neither Sellers nor the Company are or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     (c) Sellers are acquiring the Promissory Notes for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

3.3 CAPITALIZATION

The authorized equity securities of the Company consist of 1,000 shares of common stock, $100 par value per share, of which 420.3082 shares are issued and outstanding and constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.4 FINANCIAL STATEMENTS

Sellers have delivered to Buyer: (a) audited balance sheets of the Company as of December 31 in each of the years 1994 through 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended (the December 31, 1997 balance sheet of the Company shall hereinafter be referred to as the "Balance Sheet"), (b) an unaudited balance sheet of the Company as of February 28, 1998, (the "Interim Balance Sheet") and the related unaudited statement of income for the first two months of 1998. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company.

3.5 BOOKS AND RECORDS

The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with normal business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

3.6 TITLE TO PROPERTIES; ENCUMBRANCES

Schedule 3.6 contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. Other than as shown on Schedule 3.6, the Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Schedule 3.6 and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Schedule
3.6. All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

3.7 CONDITION AND SUFFICIENCY OF ASSETS

The buildings, plants, structures, and equipment of the Company are in normal operating condition and repair, and are adequate for the uses to which they are being put, and to Sellers' Knowledge none of such buildings, plants, structures, or equipment is in need of substantial deferred maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

3.8 [INTENTIONALLY OMITTED]

3.9 INVENTORY

All inventory of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories of raw materials not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. All work-in-process and finished goods inventory are valued in such a manner so as to take into account the net realizable value of such inventory in a sale of the finished goods to the customer. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

3.10 NO UNDISCLOSED LIABILITIES

To Sellers' Knowledge except as set forth in Schedule 3.10, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

3.11 TAXES

     (a) The Company has filed or caused to be filed (on a timely basis since
     1994) all Tax Returns that are or were required to be filed by it pursuant to applicable Legal Requirements. Sellers have delivered or made available to Buyer copies of, and Schedule 3.11 contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since 1994. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed in Schedule 3.11 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

     (b) Schedule 3.11 contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in
     Schedule 3.11, are being contested in good faith by appropriate proceedings. Schedule 3.11 describes all adjustments to the United States federal income Tax Returns filed by the Company for all taxable years since 1994, and the resulting deficiencies proposed by the IRS. Except as described in Schedule 3.11, neither the Sellers nor the

     Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

     (c) The charges, accruals, and reserves with respect to Taxes on the books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Schedule 3.11. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (d) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

3.12 NO MATERIAL ADVERSE CHANGE

Since the date of the Interim Balance Sheet, to Sellers' Knowledge, other than ordinary business and market conditions, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

3.13 EMPLOYEE BENEFITS

     (a) Schedule 3.13 sets forth a true and complete list of all employment contracts, all collective bargaining or other labor agreements, all pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, retainer, consultant, bonus, group insurance, incentive, welfare or any other contracts, plans or arrangements providing for employee compensation or benefits (the "Plans"), and all trust agreements relating thereto, to which the Company is a party or to which the Company contributes or by which it is bound. Copies of each of the foregoing have been or promptly will be furnished or made available to Purchaser. The only Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified in Schedule 3.13, and are hereinafter referred to as the "Pension Plans." No Plan constitutes a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

     (b) Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Copies of all Internal Revenue Service determination letters and audit reports relating to such Plans have been or promptly will be provided to Purchaser. Requests for determination letters relating to amendments required to cause such Plans to be in compliance with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984, and the Retirement Equity Act of 1984, were timely filed and have been received or are currently pending.

     (c) Each Plan has been maintained in substantial compliance with the requirements prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, that are applicable to such Plans. No "accumulated funding deficiency" within the meaning of ERISA has been incurred with respect to any Pension Plan, whether or not waived. No reportable event (as described in Section 4043(b) of ERISA) has occurred with respect to any Plan. No Plan nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction" as such term is defined in Section 4975 of the Code, which could subject such Plans or any of them, any such trust, or any such trustee or administrator thereof, or any party dealing with such employee benefit plans or any such trust, to any tax or penalty on prohibited transactions imposed by such Section 4975; as of the date of this Agreement, the fair market value of the assets of any Pension Plan that is subject to Title IV of ERISA (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under any such Plan, determined on a termination basis using the assumptions established by the Pension Benefit Guaranty Corporation ("PBGC") as in effect on such date. The Company has not incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA.

     (d) All contributions and payments accrued under each Plan, determined in accordance with prior funding and accrual practices as adjusted to the extent required to include proportional contribution and payment accruals for the period from the last funding date to the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent that any such amount is recorded as a liability on either the Interim Balance Sheet. Except as set forth in Schedule 3.13, there has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under any Plan that would increase materially the expense of maintaining such Plan above the level of expense incurred in respect thereof for the preceding fiscal year.

3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

     (a) Except as set forth in Schedule 3.14:

          (i) to Sellers' Knowledge the Company is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (ii) to Sellers' Knowledge no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal

          Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Schedule 3.14 contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in
     Schedule 3.14 is valid and in full force and effect. Except as set forth in
     Schedule 3.14:

          (i) to Sellers' Knowledge the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in
          Schedule 3.14;

          (ii) to Sellers' Knowledge no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.14, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in
          Schedule 3.14;

          (iii) the Company has not received, at any time any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

          (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
          Schedule 3.14 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

To Sellers' Knowledge, the Governmental Authorizations listed in Schedule 3.14 collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

3.15 LEGAL PROCEEDINGS; ORDERS

     (a) Except as set forth in Schedule 3.15, there is no pending Proceeding:

          (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

          (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Sellers and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.15. The Proceedings listed in Schedule 3.15 will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

     (b) Except as set forth in Schedule 3.15:

          (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;

          (ii) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

          (iii) to the Knowledge of Sellers and the Company, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

     (c) Except as set forth in Schedule 3.15:

          (i) the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

          (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

          (iii) the Company has not received at any time any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS

Except as set forth in Schedule 3.16, since the date of the Interim Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

     (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b) amendment to the Organizational Documents of the Company;

     (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

     (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

     (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

     (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $25,000;

     (g) sale (other than sales in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

     (h) material change in the accounting methods used by the Company; or

     (i) agreement, whether oral or written, by the Company to do any of the foregoing.

3.17 CONTRACTS; NO DEFAULTS

     (a) Schedule 3.17(a) contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

          (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $10,000 other than purchase orders received by the Company in the Ordinary Course of Business;

          (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $10,000 other than purchase orders placed by the Company in the Ordinary Course of Business;

          (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $10,000;

          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

          (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

          (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

          (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

          (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

          (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

          (x) each power of attorney that is currently effective and outstanding;

          (xi) each Applicable Contract for capital expenditures in excess of $10,000;

          (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

          (xiii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Schedule 3.17(a) sets forth information adequate to identify such Contracts, including the date and parties to the Contracts, and the Company's office where details relating to the Contracts are located.

     (b) [Intentionally Deleted]

     (c) Except as set forth in Schedule 3.17(c), each Contract identified or required to be identified in Schedule 3.17(a) is in full force and effect and is valid and enforceable in accordance with its terms.

     (d) Except as set forth in Schedule 3.17(d):

          (i) to Sellers' Knowledge the Company is, and at all times has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

          (ii) to Sellers' Knowledge each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times has been, in full compliance with all applicable terms and requirements of such Contract;

          (iii) to Sellers' Knowledge no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

          (iv) the Company has not given to or received from any other Person at any time any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

     (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and, to the Knowledge of Sellers and the Company, no such Person has made written demand for such renegotiation.

3.18 INSURANCE

     (a) Sellers have delivered to Buyer:

          (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the three years preceding the date of this Agreement;

          (ii) true and complete copies of all pending applications for policies of insurance; and

          (iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     (b) Schedule 3.18(b) describes any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

     (c) Schedule 3.18(c) sets forth, by year, for the current policy year and each of the three preceding policy years:

          (i) a summary of the loss experience under each policy other than health insurance policies;

          (ii) a statement describing each claim under an insurance policy for an amount in excess of $10,000 other than health insurance policies, which sets forth:

               (A) the name of the claimant;

               (B) a description of the policy by insurer, type of insurance, and period of coverage; and

               (C) the amount and a brief description of the claim; and

          (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

     (d) Except as set forth on Schedule 3.18(d):

          (i) All policies to which the Company is a party or that provide coverage to either

          Sellers, the Company, or any director or officer of the Company are valid, outstanding, and enforceable;

          (ii) To Sellers' Knowledge, neither Sellers nor the Company have received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (iii) The Company has paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

          (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

3.19 ENVIRONMENTAL MATTERS

Except as set forth in Schedule 3.19 and the Phase I Environmental Report obtained by Buyer:

     (a) To Sellers' Knowledge the Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Sellers nor the Company have any basis to expect, nor has either of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company have had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or, to the Knowledge of Sellers and the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company have or had an interest.

     (c) Neither Sellers nor the Company have Knowledge of any basis to expect, nor has either of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (d) To Sellers' Knowledge neither Sellers nor the Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or, to the Knowledge of Sellers and the Company, with respect to any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

     (e) To Sellers' Knowledge there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. To the Knowledge of Sellers, neither Sellers, the Company, nor any other Person for whose conduct they are or may be held responsible, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest except in full compliance with all applicable Environmental Laws.

     (f) To Sellers' Knowledge there has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest, or to the Knowledge of Sellers and the Company any geologically or hydrologically adjoining property, whether by Sellers, the Company, or any other Person.

     (g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

3.20 EMPLOYEES

     (a) Schedule 3.20 contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan.

     (b) To Sellers' Knowledge no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or
     (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such employee or director. To Sellers' Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

     (c) Schedule 3.20 also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

3.21 LABOR RELATIONS; COMPLIANCE

Since January 1, 1997 except as disclosed in any schedule attached hereto, there has not been, there is not presently pending or existing, and to Sellers' Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, or (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or their premises. To Sellers' Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. To Sellers' Knowledge the Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. To Sellers' Knowledge the Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.22 INTELLECTUAL PROPERTY

     (a) Intellectual Property Assets--The term "Intellectual Property Assets"
         ----------------------------
     includes:

          (i) the name Harperprints, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

          (ii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

          (iii) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor.

     (b) Agreements--Schedule 3.22(b) contains a complete and accurate list and
         ----------
     summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which the Company is the licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

     (c) Know-How Necessary for the Business-- To Sellers' Knowledge, The
         -----------------------------------
     Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted. To Sellers' Knowledge, the Company has the legal right to use such Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and without payment to a third party.

     (d) Trademarks-- The Company has no registered Marks other than the
         ----------
     trademark "Harperprints Screenless."

     (e) Copyrights-- The Company owns no Copyrights.
         ----------

3.23 CERTAIN PAYMENTS

Since January 1, 1991, neither the Company nor any director, officer, agent, or employee of the Company, or to Sellers' Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

3.24 DISCLOSURE

     (a) To Sellers' Knowledge, no representation or warranty of Sellers in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

3.25 RELATIONSHIPS WITH RELATED PERSONS

Neither Sellers nor any Related Person of Sellers or of the Company has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 3.25, neither Sellers nor any Related Person of Sellers or of the Company is a party to any Contract with, or has any claim or right against, the Company.

3.26 BROKERS OR FINDERS

Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.27 SECURITIES REPRESENTATIONS

(a) The Stock Purchase Warrants and Promissory Notes are being acquired by the Sellers solely for their own account for investment and not with a view to the distribution or transfer thereof, and Sellers acknowledge and understand that the Stock Purchase Warrants and Promissory Notes will bear a legend in substantially the following form:

(i) For Stock Purchase Warrants:

          NEITHER THIS STOCK PURCHASE WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE

          STOCK PURCHASE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACT AND CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACTS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE.

(ii) For Promissory Notes:

          THE PROMISSORY NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACT AND CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACTS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE.

(b)  Sellers represent and warrant as follows:

(i) Sellers confirm that Buyer has made available to him or to his representatives the opportunity to ask questions of Buyer's officers and directors and to acquire such information about the Stock Purchase Warrants and the Promissory Notes and the business and financial condition of Buyer as Sellers requested, which additional information has been received.

(ii) In deciding to acquire the Stock Purchase Warrants and Promissory Notes pursuant to this Agreement, each Seller has consulted with his own respective legal, financial, and tax advisors with respect to the Agreement and the nature of the investment together with any additional information provided under subsection (i) above.

(iii) Sellers have adequate means of providing for their current needs and personal contingencies and has no need for liquidity in his investment in Buyer. Sellers, either alone or with their representatives, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the Agreement.

(iv) Each Seller understands and acknowledges that the investment in the Stock Purchase Warrants and Promissory Notes is a speculative investment which involves a high degree of risk of loss of Seller's investment therein; that there are substantial restrictions on the transferability of the Stock Purchase Warrants and Promissory Notes under the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and applicable state securities or "blue sky" laws; and, accordingly, that it may not be possible to liquidate an investment in the Stock Purchase Warrants or Promissory Notes.

(v) Sellers have been advised and understand that (i) the issuance of the Stock Purchase Warrants and Promissory Notes has not been registered under the Securities Act; (ii) the Stock Purchase Warrants must be held indefinitely and the Sellers must continue to bear the economic risk of the investment in the Stock Purchase Warrants until the offer or sale of the Stock Purchase Warrants is subsequently registered under the Securities Act or any "blue sky" laws or an exemption from such registration is available; (iii) the Promissory Notes are subject to Subordination Agreements and as such must be held until payment on such Promissory Notes are permitted by the Subordination Agreements and the terms of such Promissory Notes and the Sellers must continue to bear the economic risk of the investment in the Promissory Notes until such payment on the Promissory Notes is permitted by the Subordination Agreements and the terms of such Promissory Notes; (iv) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any securities of Buyer, including the Stock Purchase Warrants and Promissory Notes, and when and if the Stock Purchase Warrants or Promissory Notes may be disposed of without registration in reliance on Rule 144, such disposition can be made only in accordance with the terms and conditions of such Rule; (v) the restrictive legends described in paragraph (a) shall be placed on the Stock Purchase Warrants and Promissory Notes; and (vi) a notation shall be made in the appropriate records of Buyer indicating that the Stock Purchase Warrants and Promissory Notes are subject to restrictions on transfer.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

4.1 ORGANIZATION AND GOOD STANDING

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee.

4.2 AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Employment Agreements, and the Promissory Notes (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

     (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer, nor the consummation or performance of any of the Contemplated Transactions by Buyer, will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

          (i) any provision of Buyer's Organizational Documents;

          (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

          (iii) any Legal Requirement or Order to which Buyer may be subject; or

          (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

Except as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3 INVESTMENT INTENT

Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.4 CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

4.5 BROKERS OR FINDERS

Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

4.6 FINANCIAL STATEMENTS

Buyer has, or will, deliver to Sellers an unaudited consolidated balance sheet and income statement of Buyer as of December 31, 1997, and the unaudited balance sheet of Premier as of December 31, 1997. Such financial statements and notes fairly present the financial condition and the results of operations of the Buyer as of the applicable dates. No financial statements of any Person other than the Buyer are required by GAAP to be included in the financial statements of the Buyer.

4.7 NO UNDISCLOSED LIABILITIES

To Buyer's Knowledge, neither Buyer nor Premier has any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities or obligations reflected or reserved against in the September 30, 1997 balance sheet of Premier and the October 31, 1997 balance sheet of the Company, and current liabilities incurred in the Ordinary Course of Business since September 30, 1997 and October 31, 1997, respectively.

4.8 NO MATERIAL ADVERSE CHANGE

Since December 31, 1997, to Buyer's Knowledge, other than ordinary business and market conditions, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Buyer, and no event has occurred or circumstance exists that may result in such a material adverse change.

5. COVENANTS OF SELLERS PRIOR TO CLOSING DATE

5.1 ACCESS AND INVESTIGATION

Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request. Between the date of this Agreement and the Closing Date, Buyer will, and will cause Premier and its Representatives to, (a) afford Sellers and their Representatives (collectively, "Sellers' Advisors") full and free access to Buyer's and Premier's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Sellers and Sellers' Advisors with copies of all such contracts, books and records, and other existing documents and data as Sellers may reasonably request, and (c) furnish Seller and Sellers' Advisors with such additional financial, operating, and other data and information as Sellers may reasonably request.

5.2 OPERATION OF THE BUSINESS OF THE COMPANY

Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to:

     (a) conduct the business of the Company only in the Ordinary Course of Business;

     (b) use their best efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

     (c) confer with Buyer concerning operational matters of a material nature; and

     (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

5.3 NEGATIVE COVENANT

Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of

Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

5.4 REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 4.2.

5.5 NOTIFICATION

Between the date of this Agreement and the Closing Date, Sellers will promptly notify Buyer in writing if Sellers or the Company become aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if Sellers or the Company become aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Sellers will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

5.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to the Company by Sellers or any Related Person of Sellers to be paid in full prior to Closing.

5.7 NO NEGOTIATION

Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

5.8 BEST EFFORTS

Between the date of this Agreement and the Closing Date, Sellers will use their best efforts to cause the conditions in Sections 7 and 8 to be satisfied.

6. COVENANTS OF BUYER

6.1 APPROVALS OF GOVERNMENTAL BODIES

As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified in Schedule 3.2; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

6.2 BEST EFFORTS

Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its best efforts to cause the conditions in Sections 7 and 8 to be satisfied.

6.3 [INTENTIONALLY OMITTED]

6.4 ASSISTANCE OF BUYER AFTER CLOSING

Buyer acknowledges that Sellers have a significant interest in maximizing the Company's EBITDA in order to maximize the Earnout Amount and the incentive bonus under the Employment Agreement of Michael G. Harper. Accordingly, Buyer hereby agrees that it will assist the Company in whatever manner is reasonable to maximize the Company's EBITDA, including, but not limited to, providing the Company with benefits and services comparable to those provided to other subsidiaries of Buyer and/or divisions of such subsidiaries. In determining the reasonableness of assistance required by the Buyer, one of the factors which may be considered is whether such action is consistent with the business plan of Buyer and whether such assistance would have a detrimental effect on the overall profitability of Buyer and its subsidiaries it being the intention that both parties act in a reasonable manner in determining whether such assistance should be provided.

During the period commencing on the Closing Date and ending on March 31,1999, Buyer will not, without the consent of Sellers which will not be unnecessarily withheld, directly or indirectly acquire any company or business which has any customer which (a) is one of the companies listed on Schedule 6.4, and (b) if such company has a customer listed on Schedule 6.4 the sales volume with such customer during the target company's preceding fiscal year exceeded the Company's sales volume with such customer during the same period.

During the term of the Employment Agreements Buyer agrees that it will allow Michael G. Harper to pay profit sharing bonuses to the employees of the Company consistent with the past practices of the Company during the three (3) calendar years immediately preceding the Closing Date.

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1 ACCURACY OF REPRESENTATIONS

     (a) All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     (b) Each of Sellers' representations and warranties in Sections 3.3, 3.4, 3.12, and 3.24 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

7.2 SELLERS' PERFORMANCE

     (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations in Sections 5.4 and 5.8 must have been performed and complied with in all respects.

7.3 CONSENTS

Each of the Consents of Schedule 3.2, and each Consent identified in Schedule 4.2, must have been obtained and must be in full force and effect.

7.4 ADDITIONAL DOCUMENTS

Each of the following documents must have been delivered to Buyer:

     (a) opinions of Baker, Donelson, Bearman & Caldwell and Maupin Taylor & Ellis, P. A., dated the Closing Date, in the form of Exhibit 7.4(a);

     (b) such other documents as Buyer may reasonably request for the purpose of
     (i) enabling its counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of Sellers' representations and warranties, (iii) evidencing the performance by Sellers of, or the compliance by Sellers with, any covenant or obligation required to be performed or complied with by Sellers, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.5 NO PROCEEDINGS

Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.6 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

7.7 NO PROHIBITION

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

7.8 EXECUTION OF NEW LEASE

Buyer shall have entered into a new ten (10) year lease for the property at which the Company currently operates, with such lease containing terms and conditions acceptable to Michael G. Harper, Lynn H. Harper and Buyer.

8. CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

8.1 ACCURACY OF REPRESENTATIONS

All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.2 BUYER'S PERFORMANCE

     (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

     (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Section 2.4(b)(i).

8.3 CONSENTS

Each of the Consents identified in Schedule 3.2 must have been obtained and must be in full force and effect.

8.4 ADDITIONAL DOCUMENTS

Buyer must have caused the following documents to be delivered to Sellers:

     (a) an opinion of Black Bobango & Morgan, A Professional Corporation, dated the Closing Date, in the form of Exhibit 8.4(a); and

     (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

     (c) this Agreement, the Employment Agreements, the Lease referenced in Paragraph 6.3 and all other documents required to be delivered by Buyer pursuant to Section 2.4 shall have been executed by all parties thereto.

     (d) any guaranty or other personal obligation of either Seller on or with respect to any indebtedness of the Company shall have been terminated.

8.5 NO INJUNCTION

There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9. TERMINATION

9.1 TERMINATION EVENTS

This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

     (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date; or

     (c) by mutual consent of Buyer and Sellers.

9.2 EFFECT OF TERMINATION

Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and
11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10. INDEMNIFICATION; REMEDIES

10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

All representations, warranties, covenants, and obligations in this Agreement, the certificate delivered pursuant to Section 2.4(a)(v), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

Sellers will severally, based upon the relative number of Shares sold by each Seller, indemnify and hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, and to the extent not otherwise covered by insurance (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

     (a) any Breach of any representation or warranty made by Sellers in this Agreement, or any other certificate or document delivered by Sellers pursuant to this Agreement;

     (b) any Breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date, other than any such Breach that is expressly identified in the certificate delivered pursuant to Section 2.4(a)(v) as having caused the condition specified in Section 7.1 not to be satisfied;

     (c) any Breach by Sellers of any covenant or obligation of Sellers in this Agreement;

     (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Sellers or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; or

     (e) the prior release by the Company of water-based aqueous coating into the sewer system as described in Schedule 3.19.

The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement,
(b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

The remedies provided in the Section 10.3 will not be exclusive of or limit any other remedies that may be available to Sellers or the other Indemnified Persons.

10.4 TIME LIMITATIONS

If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.11, 3.13, 3.19 and 10.2(e), unless on or before the second anniversary of the Closing Date Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. A claim with respect to Section 3.3 may be made at any time. A claim with respect to Section 3.11 may be made at any time within the applicable statutes of limitation. A claim with respect to Section 3.13 may be made only on or before the third anniversary of the Closing. A claim with respect to Sections 3.19 or 10.2(e) may be made only on or before the fifth anniversary of the Closing. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before second anniversary of the Closing Date Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

10.5 LIMITATIONS ON AMOUNT--SELLERS

Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (b) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (c) of
Section 10.2 until the total of all Damages with respect to such matters exceeds $50,000, and then only for the amount by which such Damages exceed $50,000. Buyer's right to recovery against each Seller under this Agreement or otherwise will be limited to the amount of the Purchase Price received by such Seller; however, this Section 10.5 will not apply to any Breach of any of Sellers' representations and warranties of which Sellers had Knowledge at any time prior to the date on which such representation and warranty is made and knowingly did not disclose such Breach to Buyer or any intentional Breach by Sellers of any covenant or obligation, and Sellers will be liable for all Damages with respect to such Breaches.

10.6 LIMITATIONS ON AMOUNT--BUYER

Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 10.3 until the total of all Damages with respect to such matters exceeds $50,000, and then only for the amount by which such Damages exceed $50,000. However, this Section 10.6 will not apply to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

10.7 OBLIGATION OF SET-OFF

Upon a final non-appealable judicial determination (or the expiration of any applicable appeal period and the failure to appeal during such period) or agreement of the parties that amounts are due Buyer under this Section 10, Buyer will be obligated to first set off any amount to which it may be entitled under this Section 10 against amounts otherwise payable under the Promissory Notes. The set-off by Buyer of amounts due in accordance with the provisions of this
Section 10.7, will not constitute an event of default under the Promissory Notes or any instrument securing the Promissory Notes.

10.8 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

     (a) Promptly after receipt by an indemnified party under Section 10.2 or 10.3, or of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

     (b) If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within fifteen days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

10.10 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

10.11 ACCOUNTS RECEIVABLE

     (a) Sellers' responsibilities with respect to the Company's accounts receivable are as described in Section 3.8 and this Section 10.11. On September 30, 1998 the aggregate amounts owed under the Fixed Notes shall be reduced by the excess of the then outstanding balances of all accounts receivable of the Company that were 60 days old or older as of the Closing Date over the reserve for bad debts of the Company as of the Closing Date.

     (b) Buyer shall cause ownership accounts receivable equal to the amount of the reduction of the Fixed Notes to be transferred to Sellers. The actual accounts receivables transferred to Sellers shall be the receivables which have been outstanding for the longest period of time. For purposes of this Section payments received after Closing from obligors of the accounts receivable referred to in Clause (a) above shall be applied first towards satisfaction of such accounts receivable unless designated otherwise by the account debtor.

11.  RIGHT OF REPURCHASE

11.1 REPURCHASE OPTION

In the event Buyer (a) defaults on its payment obligations under the Earnout Notes, or (b) Buyer defaults in the payment of any indebtedness owed to General Electric Capital Corporation ("GECC") or under any loan agreement or other loan document with respect to such indebtedness, and GECC gives Sellers notice of its intent to foreclosure the liens of GECC on the assets of the Company or the Shares (or GECC initiates any proceeding or takes any action with respect to such foreclosures). Sellers shall have the option, but not the obligation, to repurchase from the Buyer all of the issued and outstanding capital stock of the Company. The option to repurchase the stock following a default described in clause (a) may be exercised by Sellers on or after July1, 1999, provided the payment default under the Earnout Notes at the time option is exercised has not been cured. The option to repurchase the stock contained in clause (b) may be exercised at any time following the occurrence of the event listed in clause (b) Sellers shall provide written notice to Buyer of its intent to exercise the option. Once Sellers have provided written notice to Buyer of its intent to exercise the option, Sellers shall have 180 days from the date of the notice to close on the repurchase of the stock. In the event Sellers fail to close on the repurchase of the stock within the 180 day period, Sellers shall forfeit their option to repurchase the stock. Once Sellers have closed on the repurchase of the Shares, Sellers shall have no further rights under the Earnout Note or any other instrument securing the obligations under the Earnout Note.

Buyer agrees to cause GECC to enter into a letter agreement (the "Tri Party Agreement") with Sellers and Buyer pursuant to which GECC will acknowledge Sellers' option to repurchase the Shares and will agree to give Sellers written notice at least thirty (30) days prior to the initiation by GECC of any proceeding or the taking of any action by GECC to foreclose its liens on the assets of the Company or the Shares.

Nothing contained in this Section 11 shall limit Sellers rights to pursue any right or remedy under the Earnout Note or the Fixed Note or this Agreement.

11.2 REPURCHASE PRICE

The purchase price of such stock (the "Repurchase Price") shall be equal to:

     (a) $7,500,000; minus

     (b) the difference between the current assets of the Company as of the Closing Date as reflected in the Closing Financial Statements less the current assets of the Company as of the closing date of repurchase (the "Repurchase Closing Date") IF the current assets of the Company as of the Closing Date as reflected in the Closing Financial Statements is greater than the current assets of the Company as of the Repurchase Closing Date; plus

     (c) the difference between the current assets of the Company as of the Repurchase Closing Date less the current assets of the Company as of the Closing Date as reflected in the Closing Financial Statements IF the current assets of the Company as of the Repurchase Closing Date is greater than the current assets of the Company as of the Closing Date; plus

     (d) the difference between the current liabilities of the Company as of the Closing Date as reflected in the Closing Financial Statements less the current liabilities of the Company as of the Repurchase Closing Date IF the current liabilities of the Company as of the Closing Date as reflected in the Closing Financial Statements is greater than the current liabilities of the Company as of the Repurchase Closing Date; minus

     (e) the difference between the current liabilities of the Company as of the Repurchase Closing Date less the current liabilities of the Company as of the Closing Date as reflected in the Closing Financial Statements IF the current liabilities of the Company as of the Repurchase Closing Date is greater than the current liabilities of the Company as of the Closing Date; minus

     (f) the additional state and federal income taxes paid by Sellers as a direct result of the sale of the Shares to Buyer hereunder; minus

     (g) the sales price of any fixed assets sold by the Company after the Closing Date and before the Repurchase Closing Date; plus

     (h) the book value as of the Repurchase Closing Date of any fixed assets purchased by the Company after the Closing Date and before the Repurchase Closing Date.

For purposes of this Section 11.2, current liabilities shall not include (i) the
                     ------------
current portion of any debt incurred by the Company in connection with the transactions contemplated by this Agreement, (ii) any expenses incurred by the Company in connection with the transactions contemplated by this Agreement, or
(iii) any debt of the Company to the Buyer or any affiliate of the Buyer.

The Buyer shall cause the Company to not incur any indebtedness or liabilities of any nature until all payments due on the Earnout Note are paid in full other than (i) ordinary course trade payable, (ii) indebtedness to General Electric Capital Corporation in an amount not to exceed $10,000,000 (which indebtedness shall be canceled in accordance with the Tri-Party Agreement and (iii) intercompany indebtedness. All indebtedness and other liabilities of any nature other than ordinary course trade payables shall be canceled and extinguished prior to or contemporaneously with the Closing of the repurchase pursuant to this Section 11. Buyer agrees to cause the Company to comply with all covenants and conditions contained in the Stock Pledge Agreement by and between Buyer and Sellers.

11.3 PAYMENT OF REPURCHASE PRICE

The Repurchase Price shall be paid by Sellers tendering the Fixed Notes to Buyer and paying the difference between (a) the Purchase Price, and (b) all accrued and unpaid principal and interest due Sellers under the Fixed Notes, in cash on the Repurchase Closing Date by wire transfer to accounts designated by Buyer.

11.4 PURCHASE OR SALE OF FIXED ASSETS

Buyer covenants and agrees that it will not cause the Company to purchase or sale any fixed assets after the Closing Date and before the Repurchase Closing Date without the prior consent of Sellers, which consent will not be unreasonably withheld.

11.5  LIENS

Sellers shall be granted a security interest in the Shares as security for Buyer's obligations under this Section 11. Such security interest shall be subordinate only to the security interest of General Electric Capital Corporation. Buyer covenants and agrees that it will cause all liens against the assets of the Company or the capital stock of the Company as of the Repurchase Closing Date to released upon receipt of the Repurchase Price. In addition, Buyer shall cause all intercompany indebtedness between the Company and Buyer existing at the time of the Repurchase Closing Date to be eliminated. Buyer further agrees to cause GECC to enter into a letter agreement with Sellers and Buyer pursuant to which GECC shall consent to the granting to the Sellers of the security interest in the shares and GECC shall agree to release and terminate its security interest in the Shares and the assets of the Company and to release all indebtedness of the Company to GECC upon receipt by GECC of the Repurchase Price. All provisions contained in this Section 11 shall be subject to the terms and conditions of the letter agreement by and among GECC, Buyer and Sellers.

12. GENERAL PROVISIONS

12.1 EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Sellers will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

12.2 PUBLIC ANNOUNCEMENTS

Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Sellers and Buyer mutually agree. Unless consented to by all parties hereto in advance or required by Legal Requirements, prior to the Closing the parties shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company' employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

12.3 CONFIDENTIALITY

Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings, or (d) the furnishing of such information by Buyer to lenders or other institutions providing financial accommodations to Buyer.

If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Sellers waive, and will upon Buyer's request cause the Company to waive, any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

12.4 NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     Sellers:       Michael G. Harper
                         Lynn H. Harper
                         P. O. Drawer 1596
                         Henderson, NC 27536

     Facsimile No.:      (919) 492-8944

     with a copy to:     Baker, Donelson, Bearman & Caldwell
                         1800 Republic Centre
                         633 Chestnut Street
                         Chattanooga, Tennessee 37450
     Attention:          Ken Beckman

     Facsimile No.: (423) 756-3447

     Buyer:         Master Graphics, Inc.
                         2500 Lamar Avenue
                         Memphis, Tennessee 38114

     Attention:          John P. Miller


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

     Facsimile No.: (901) 744-6012

     with a copy to:     Black Bobango & Morgan
                         530 Oak Court Drive, Suite 345
                         Memphis, Tennessee 38117

     Attention:          Michael P. Morgan

     Facsimile No.:      (901) 683-2553

12.5 JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Tennessee, County of Shelby, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Tennessee, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

12.6 FURTHER ASSURANCES

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

12.7 WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

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

12.8 ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Sellers dated November 17, 1997) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

12.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

12.11 SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.12 SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

12.13 TIME OF ESSENCE

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.14 GOVERNING LAW

This Agreement will be governed by the laws of the State of Tennessee without regard to conflicts of laws principles.

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12.15 COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                                 [END OF PAGE]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:    MASTER GRAPHICS, INC.                    SELLERS:



          By: /s/ John P. Miller              /s/ Michael G.Harper
              ------------------              --------------------
                                              Michael G. Harper
              Its: President




                                              /s/ Lynn H. Harper
                                              ------------------
                                              Lynn H. Harper



                                              /s/ Michael G. Harper, custodian
                                              --------------------------------


                                              for Emily Hines Harper, minor
                                              -----------------------------
                                              Michael G. Harper, custodian for
                                              Emily Hines Harper, minor



                                              /s/ Lynn H. Harper, custodian
                                              -----------------------------
                                              for Davis Hillman Harper, minor
                                              -------------------------------
                                              Lynn H. Harper, custodian for
                                              Davis Hillman Harper, minor

                                       51